SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 FORM 8-K
                              CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934:

     Date of Report (Date of earliest event reported):

                            February 6, 2004

                             CAGLE'S, INC.
          (Exact name of registrant as specified in its charter)

      GEORGIA                     1-7138                   58-0625713
(State of Incorporation)   (Commission File Number)   (IRS Employer ID No.)

2000 Hills Avenue, N.W., Atlanta, Ga.          30318
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (404) 355-2820


Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         N/A

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         N/A

Item. 3. BANKRUPTCY OR RECEIVERSHIP.

         N/A

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         N/A

Item 5.  OTHER EVENTS.

   As previously reported, Cagle's Inc. sold its Perry Georgia complex to Perdue Farms, Inc. on January 30, 2004. Additionally, it has obtained a senior secured credit facility of $20.0 million. All of the proceeds from the sale and a substantial portion of the credit facility were used to pay off existing bank debt, reducing its debt obligations by $48 million.

   As a result of the sale of the Perry Georgia complex, the Company has consolidated its production capacity in its Collinsville, Alabama and Pine Mountain Valley, Georgia plants. In recognition of the reduced production capacity, the Company will implement a restructuring of the Corporate overhead function. This restructuring will consist of the elimination of several corporate positions and the departure of several senior executives.

   Due to the corporate office restructuring, Jerry Gattis, President and Chief Operating Officer; Ken Barkley, Senior Vice President of Finance, Treasurer and Chief Financial Officer; and John Bruno, Senior Vice President of Sales and Marketing, will be leaving the Company to pursue other opportunities. Additionally, several other corporate employees will be leaving the Company. The annual savings from this restructuring is expected to exceed $1,000,000 which will begin to be reflected in the first quarter of fiscal year ending April 02, 2005 as separation cost are recognized in the Fourth Quarter of fiscal year ending 2004. The Company does not anticipate any additional departures of this magnitude; however it will continue to lower its overall cost structure.

   J. Douglas Cagle remarked, "I appreciate the years of dedicated service the departing Senior Executives have provided to our customers and employees and I wish them well. The sale of our Perry complex was necessitated to better balance our sales mix of value-added product with our production capacity. By consolidating our capacity into the two remaining plants and reducing the corporate overhead function, Cagle's will be a much more efficient and consistently profitable company."

   * * * * *

   This press release includes "forward-looking" statements that involve uncertainties and risks. There can be no assurance that actual results will not differ from the company's expectations. The company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this may occur from time to time in the future. As a result of these possible fluctuations, the company's actual results may differ from our projections. Other factors that could cause such differences include the company's ability to realize cost savings and efficiencies, competitive and general economic conditions, and other risks described in the company's filings with the Securities and Exchange Commission.

         SIGNATURES:
         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: February 06, 2004
                                        Cagle's, Inc.
                                        (Registrants)

                                        /s/ J. Douglas Cagle
                                        Chairman and Chief Executive Officer


Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         N/A

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         N/A


Item 8.  CHANGE IN FISCAL YEAR.

         N/A

Item 9.  REGULATION FD DISCLOSURE.